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                                                                   EXHIBIT 23(1)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated April 14, 2000 (and to all references to our firm) included in or made a part of this registered statement file no. 333-36489.



                                               /s/ Arthur Andersen LLP
                                               Arthur Andersen LLP



New York, New York
June 21, 2000